Sales Report:Supplement No. 188 dated May 03, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 454474
This series of Notes was issued and sold upon the funding of the borrower loan #42126, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-19-2010
				Auction end date:	Apr-26-2010

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$75.41
Final lender yield:	15.00%	Final borrower rate/APR:	16.00% / 18.18%	Final monthly payment:	$70.31

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.84%
Lender servicing fee:	1.00%	Estimated return:	8.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	20 / 9	Length of status:	5y 6m
Credit score:	660-679 (Apr-2010)	Total credit lines:	41	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$17,513	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	awesome-transparency	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
I will be using this loan to pay off some credit card accounts that have some very high interest rates.

My financial situation:
I am a good candidate for this loan because I have always paid all of my bills. I am never late with payments on anything. Good credit is important to me, and I am working to pay down all my debts, Dave Ramsey style. My husband and I have cut down all our expenses and have started focusing on putting all of our disposable income towards our debts. My husband works as a police officer, and I work as a secretary at my parent's business. We are working towards becoming debt free so we can buy a nicer house and have children in a few years. I would love to be able to get a loan from the Prosper community, at a lower interest rate than some of the crazy interest rates we are paying to Chase and other banks right now. Every penny of the money will go towards paying the accounts off, which I have already closed, so in essence no "new" debt is being taken out.

Monthly net income: $ 4,000

Monthly expenses: $
??Housing: $ 650.00
??Insurance: $ 50.00
??Car expenses: $ 0.00
??Utilities: $?235.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $?400.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?900.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Does the $4000 monthly income include your husband's? Why did you withdraw your last listing? Thanks, - p2ploan-sensation211
A: The $4000 monthly income does include my husband's income. I withdrew my last listing because I decided I wanted to make the loan for $2,000 instead of $1,000. I was initially just doing the loan because Prosper sent me an E-mail stating if I did a loan, they would give me an extra $100. When I saw the potential for savings, regarding APR, compared with what I am paying now, I decided that I wanted to do the loan for a higher amount. (Apr-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RichMaker1	$50.00	$50.00	4/22/2010 7:24:26 PM
tranquil-revenue	$200.00	$200.00	4/24/2010 11:51:15 AM
Cliffie83	$26.53	$26.53	4/24/2010 9:54:04 AM
JCM_MN	$44.00	$44.00	4/24/2010 12:52:00 PM
shalofin	$196.00	$90.37	4/24/2010 8:29:07 AM
malcolmreynolds	$25.00	$25.00	4/25/2010 3:47:59 PM
redrose1518	$25.00	$25.00	4/25/2010 8:55:19 PM
congardner1	$25.00	$25.00	4/26/2010 5:38:11 AM
Leshan	$50.00	$50.00	4/26/2010 7:17:30 AM
UBOtto186	$47.25	$47.25	4/26/2010 10:20:27 AM
chuchutrain	$25.00	$25.00	4/26/2010 10:41:30 AM
farchoir	$25.00	$25.00	4/26/2010 9:03:34 AM
auction-poblano	$25.00	$25.00	4/26/2010 10:47:06 AM
JohnWS	$50.00	$50.00	4/26/2010 10:52:19 AM
debt-legend	$25.00	$25.00	4/26/2010 11:01:39 AM
Unitas4302	$50.00	$50.00	4/20/2010 4:33:32 AM
Unison	$50.00	$50.00	4/21/2010 8:12:40 AM
hillerod	$25.00	$25.00	4/23/2010 8:39:17 AM
Sol_Invictus	$25.00	$25.00	4/24/2010 6:40:27 AM
BuzzyBee336	$25.00	$25.00	4/24/2010 1:37:52 PM
ConcreteOne	$60.00	$60.00	4/25/2010 6:36:34 AM
winger66	$50.00	$50.00	4/25/2010 8:31:40 AM
maricel10	$550.00	$550.00	4/25/2010 2:33:35 AM
zxr	$25.00	$25.00	4/24/2010 9:06:20 PM
shrewd-income	$25.00	$25.00	4/25/2010 10:08:51 PM
greenback-companion8	$25.00	$25.00	4/25/2010 5:53:37 PM
patriot384	$75.00	$75.00	4/26/2010 7:12:11 AM
jsnryn	$25.00	$25.00	4/26/2010 5:58:39 AM
checzwick	$100.00	$100.00	4/26/2010 5:19:51 AM
authentic-peace7	$31.85	$31.85	4/26/2010 8:45:09 AM
persistent-income2	$50.00	$50.00	4/26/2010 8:51:44 AM
glenium	$25.00	$25.00	4/26/2010 10:55:11 AM
PotBellyPete	$25.00	$25.00	4/26/2010 11:06:53 AM
wise-repayment-seeker	$25.00	$25.00	4/26/2010 10:25:59 AM
34 bids
Borrower Payment Dependent Notes Series 454812
This series of Notes was issued and sold upon the funding of the borrower loan #42268, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Apr-27-2010
				Auction end date:	Apr-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2004	Debt/Income ratio:	5%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	2y 3m
Credit score:	600-619 (Apr-2010)	Total credit lines:	11	Occupation:	Tradesman - Electri...
Now delinquent:	1	Revolving credit balance:	$248	Stated income:	$25,000-$49,999
Amount delinquent:	$619	Bankcard utilization:	21%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	hurleyboarder21	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	520-539 (Aug-2008) 520-539 (Apr-2008) 580-599 (Mar-2008)
Principal balance:	$539.95	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
Need to replace transmission
Purpose of loan:
This loan will be used to fix my failing transmission in my Volvo.? It hasn't completely left me stranded yet, but is getting close.? I cannot afford to be without a car, but I cannot afford to pay up front for the bill to fix my car.

My financial situation:
My financial situation is stable.? I have consistent work, and also plenty of extra things I do for extra money (helping friends and family with electrical projects).? I have recently paid off and closed a credit card, and my car is paid off as well.? Hopefully with summer approaching there will be an option to work some overtime.

Monthly net income: $ 3500

Monthly expenses: $ 1120
??Housing: $ 500
??Insurance: $ 85
??Car expenses: $ 75 ??
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 60
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Congratulations on making your Prosper loan payments on time. Please explain the delinquincy shown on your listing. Please answer publicly. Thanks. - tigercat
A: I actually discovered the delinquency when I created this loan posting. It was for a cable bill at a prior residence a few years ago that never got closed. It is being taken care of as we speak. (Apr-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Chesterite	$100.00	$100.00	4/27/2010 8:40:01 PM
market-pudding	$25.00	$25.00	4/28/2010 11:40:42 AM
retired272	$25.00	$25.00	4/28/2010 11:37:21 AM
the-serene-transaction	$55.00	$55.00	4/28/2010 7:16:33 PM
tigercat	$50.00	$50.00	4/29/2010 4:01:55 PM
PXM-Financial	$33.00	$33.00	4/29/2010 9:58:30 PM
Aberdeen	$400.00	$400.00	4/29/2010 5:35:28 PM
rockhound84	$25.00	$25.00	4/30/2010 7:16:15 AM
reflective-rupee	$100.00	$100.00	4/29/2010 8:57:49 PM
113121	$220.00	$183.52	4/30/2010 10:18:32 AM
twjh	$25.00	$25.00	4/30/2010 10:22:28 AM
reflective-rupee	$200.00	$200.00	4/27/2010 9:31:36 PM
allbalooboy2	$25.00	$25.00	4/27/2010 9:06:16 PM
FinDoc	$25.00	$25.00	4/28/2010 9:54:59 AM
SolarMoonshine	$25.00	$25.00	4/28/2010 5:33:06 PM
big_balla	$25.00	$25.00	4/28/2010 10:07:56 PM
alexgalt	$25.00	$25.00	4/28/2010 10:55:44 PM
113121	$25.00	$25.00	4/29/2010 7:19:10 AM
respectful-credit3	$278.48	$278.48	4/29/2010 4:30:49 PM
selector568	$50.00	$50.00	4/29/2010 4:56:28 PM
jbbcd	$50.00	$50.00	4/30/2010 2:20:28 AM
icanhasloanz	$25.00	$25.00	4/30/2010 3:00:52 AM
Unitas4302	$200.00	$200.00	4/29/2010 5:33:36 PM
twjh	$25.00	$25.00	4/30/2010 7:18:07 AM
24 bids
Borrower Payment Dependent Notes Series 455144
This series of Notes was issued and sold upon the funding of the borrower loan #42283, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,425.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Apr-20-2010
				Auction end date:	Apr-27-2010

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.84%	Starting monthly payment:	$45.57
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.66%	Final monthly payment:	$45.45

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	0y 2m
Credit score:	740-759 (Apr-2010)	Total credit lines:	8	Occupation:	Student - College S...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	order-guardian	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Continuing Education. Please read!
This loan is for a program in Washington, DC with the Institute of Philanthropy & Voluntary Services and The Fund for American Studies. The students work in competitive internships supplemented by lessons at Georgetown University. This program has made many participants obtain the highest paying jobs in their field.

I'm financially frugal, responsible, and a reliable person. I've used aid, scholarships, and loans to support two people(single disabled parent), while completing my bachelor's degree and working part-time jobs. I don't make late payments ever.
I heard of the extended deadline a week before applications was to be submitted and am required to submit tuition by May 1st. I won a scholarship that lowered tuition to my in state amount and will be applying for more. But even low in state undergrad education has me applying for aid. So ask me whatever you need to know but please know that I'll go without food before I don't pay my bills. It's just who I am.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

benefit-arch	$25.00	$25.00	4/20/2010 4:12:18 PM
AF-Chief	$27.00	$27.00	4/20/2010 4:24:19 PM
hrubinst	$25.00	$25.00	4/20/2010 4:32:04 PM
mmckune	$25.00	$25.00	4/20/2010 4:33:06 PM
JGB	$25.00	$25.00	4/20/2010 4:37:27 PM
integrity-doctor	$100.00	$100.00	4/20/2010 4:37:59 PM
interest-jedi0	$50.00	$50.00	4/20/2010 4:37:37 PM
delicious-social132	$25.00	$25.00	4/20/2010 4:32:26 PM
a-consummate-camaraderi	$50.00	$50.00	4/20/2010 4:34:27 PM
orderly-leverage	$40.00	$40.00	4/20/2010 4:34:46 PM
bonus-adventure3	$25.00	$25.00	4/20/2010 4:35:14 PM
kindness-percolator5	$25.00	$25.00	4/20/2010 4:38:33 PM
etherichands	$25.00	$25.00	4/20/2010 6:46:17 PM
invest-in-ed	$200.00	$200.00	4/24/2010 8:04:33 AM
amlu1988	$25.00	$25.00	4/26/2010 1:44:29 PM
SOBRO-FINANCE	$25.00	$25.00	4/27/2010 11:51:45 AM
KandKLegacyInvestments	$25.00	$25.00	4/20/2010 4:18:58 PM
bowdish1	$50.00	$50.00	4/20/2010 4:33:28 PM
torion	$25.00	$25.00	4/20/2010 4:32:09 PM
Dap2005	$25.00	$25.00	4/20/2010 4:38:25 PM
balanced-bill7	$100.00	$100.00	4/20/2010 4:38:07 PM
Havana21	$62.78	$62.78	4/20/2010 4:38:37 PM
nickel-ferret	$25.00	$19.12	4/20/2010 4:38:40 PM
Avala	$50.00	$50.00	4/20/2010 4:32:19 PM
dinero-speaker	$25.00	$25.00	4/20/2010 4:32:33 PM
unassassinable	$25.00	$25.00	4/20/2010 4:33:17 PM
FoosMaster	$25.00	$25.00	4/21/2010 6:17:03 AM
rummy06	$25.00	$25.00	4/21/2010 6:58:29 AM
Grimmreaper	$25.00	$25.00	4/23/2010 6:06:35 AM
DobieDame	$50.00	$50.00	4/25/2010 4:48:29 PM
Pickmar	$25.00	$25.00	4/26/2010 9:38:47 AM
exchange-grizzly	$25.00	$25.00	4/26/2010 6:01:14 PM
TNG812	$37.00	$37.00	4/26/2010 5:01:23 PM
jybank	$25.00	$25.00	4/27/2010 12:08:18 AM
newest-community-accordion	$25.77	$25.77	4/27/2010 10:12:48 AM
Rilman	$38.33	$38.33	4/27/2010 11:08:27 AM
36 bids
Borrower Payment Dependent Notes Series 455380
This series of Notes was issued and sold upon the funding of the borrower loan #42132, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Apr-23-2010
				Auction end date:	Apr-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	32.99%	Final borrower rate/APR:	33.99% / 36.43%	Final monthly payment:	$223.33

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.52%
Lender servicing fee:	1.00%	Estimated return:	17.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	15 / 15	Length of status:	1y 5m
Credit score:	680-699 (Apr-2010)	Total credit lines:	44	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$7,782	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	SuperManDave	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	58 ( 100% )	680-699 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	720-739 (Feb-2010) 640-659 (May-2008) 640-659 (Apr-2008) 660-679 (Jul-2006)
Principal balance:	$1,785.51	31+ days late:	0 ( 0% )
Total payments billed:	58
Description
Working Capital Wanted
I had to take a lot of money out of my business to pay taxes.? Now, I just need a little boost to get back on my feet.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the balances of each of you debts, including mortgages. Please indicate the current value of your home. Thanks and best wishes. - reflective-rupee
A: 1st RE 134,000 2nd RE 51,000 Auto 24,000 CC Tot 9500 Prosper 1900 My home is insured for $270,000 and I also own the adjoining lot which is worth $30,000. I have a 2nd vehicle which I own free and clear. Also, I presently have approximately $15,000 cash total in money market and financial accounts. Also, I have no finance company loans and all of my household goods I own free and clear. All of my Federal, State, and local taxes are paid in full. (Apr-27-2010)
Q: Please describe your business and income in some detail. Thanks much - reflective-rupee
A: The majority of my income comes from trading stocks and options in the securities markets. I made $125,000 in 2009. I am also a licensed insurance agent. (Apr-27-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JustMee	$25.00	$25.00	4/23/2010 4:51:51 PM
jhouman	$25.00	$25.00	4/23/2010 5:02:55 PM
icanhasloanz	$200.00	$200.00	4/26/2010 8:21:21 PM
fund-secret-agent	$25.00	$25.00	4/27/2010 3:01:24 PM
alexgalt	$25.00	$25.00	4/28/2010 10:36:14 PM
supreme-hope	$25.00	$25.00	4/29/2010 9:01:15 AM
Denbo32	$55.09	$55.09	4/29/2010 5:56:01 AM
Aberdeen	$400.00	$400.00	4/30/2010 6:24:07 AM
twjh	$25.00	$25.00	4/30/2010 6:25:36 AM
capital-galaxy	$175.00	$111.68	4/30/2010 7:35:43 AM
eagle1271	$35.00	$35.00	4/30/2010 7:39:16 AM
Skeptical-one	$50.00	$50.00	4/30/2010 7:57:34 AM
Your_Bank	$150.00	$150.00	4/30/2010 8:57:36 AM
reflective-rupee	$50.00	$50.00	4/30/2010 9:15:57 AM
Starfin-Capital-Management	$50.00	$50.00	4/30/2010 9:02:27 AM
Starfin-Capital-Management	$50.00	$50.00	4/30/2010 9:05:44 AM
113121	$250.00	$250.00	4/30/2010 10:07:36 AM
AtmaSingshu	$25.00	$25.00	4/30/2010 9:57:28 AM
Aberdeen	$500.00	$500.00	4/30/2010 6:24:08 AM
cashhelp	$25.00	$25.00	4/30/2010 6:32:44 AM
Mikale360	$25.00	$25.00	4/30/2010 6:42:55 AM
Philman	$25.00	$25.00	4/30/2010 7:32:50 AM
jojofrankie	$50.00	$50.00	4/30/2010 8:01:51 AM
LeoBUSIIT	$25.00	$25.00	4/30/2010 8:30:28 AM
hektek22	$25.00	$25.00	4/30/2010 9:33:47 AM
Kqwik	$49.00	$49.00	4/30/2010 10:12:22 AM
systematic-dough	$33.40	$33.40	4/30/2010 10:17:53 AM
MoneyForNothing	$25.00	$25.00	4/23/2010 8:52:52 PM
tcbmc	$44.97	$44.97	4/29/2010 11:48:07 AM
jhouman	$25.00	$25.00	4/29/2010 5:58:43 PM
Kash2010lu	$35.00	$35.00	4/29/2010 5:59:51 PM
lendstats_com	$150.00	$150.00	4/29/2010 11:44:20 PM
NekHoldings	$25.00	$25.00	4/30/2010 5:29:32 AM
bankbuddy55	$25.00	$25.00	4/30/2010 6:18:44 AM
Aberdeen	$400.00	$400.00	4/30/2010 6:25:33 AM
keeper24	$25.00	$25.00	4/30/2010 5:28:03 AM
ore-leather	$50.00	$50.00	4/29/2010 5:42:08 PM
FarmersBank	$25.86	$25.86	4/30/2010 6:57:28 AM
Aberdeen	$400.00	$400.00	4/30/2010 6:25:32 AM
Ogerta	$500.00	$500.00	4/30/2010 7:01:04 AM
Leshan	$25.00	$25.00	4/30/2010 6:37:33 AM
kalihan42	$25.00	$25.00	4/30/2010 7:49:26 AM
Champion_Lending	$25.00	$25.00	4/30/2010 8:09:43 AM
leverage-monger	$25.00	$25.00	4/30/2010 8:40:23 AM
enthusiastic-balance5	$200.00	$200.00	4/29/2010 6:58:31 PM
UCLA4life	$25.00	$25.00	4/29/2010 11:12:52 PM
Aberdeen	$400.00	$400.00	4/30/2010 6:25:31 AM
Bob450	$60.00	$60.00	4/30/2010 8:32:21 AM
113121	$125.00	$125.00	4/30/2010 8:46:14 AM
Bizern	$25.00	$25.00	4/30/2010 9:18:48 AM
50 bids
Borrower Payment Dependent Notes Series 455384
This series of Notes was issued and sold upon the funding of the borrower loan #42135, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Apr-21-2010
				Auction end date:	Apr-28-2010

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$46.40
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$46.38

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1990	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 8m
Credit score:	740-759 (Apr-2010)	Total credit lines:	20	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,324	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	fortress4	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing an old deck
Purpose of loan:
The purpose of this loan is to rebuild the deck on the back of my house.It is small and old and I want to replace it with a larger one that is covered.I don?t particularly enjoy grilling in the rain and snow!

My financial situation:
I feel that I am a good candidate for this loan.? I am a hard worker, steadily employed in a company that is holding their own in this economy.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

meux99	$25.00	$25.00	4/21/2010 4:54:54 PM
contract-eagle	$25.00	$25.00	4/21/2010 4:55:49 PM
KandKLegacyInvestments	$25.00	$25.00	4/21/2010 4:49:44 PM
iolaire	$25.00	$25.00	4/21/2010 4:59:11 PM
evnagelist	$25.00	$25.00	4/21/2010 4:59:20 PM
gain-seagull9	$25.00	$25.00	4/21/2010 4:59:34 PM
truth-image	$50.00	$50.00	4/21/2010 5:00:39 PM
bowdish1	$100.00	$100.00	4/21/2010 5:01:41 PM
authoritative-capital	$25.00	$25.00	4/21/2010 4:59:14 PM
bright-balance	$25.00	$25.00	4/21/2010 5:07:56 PM
TakeCare	$100.00	$100.00	4/21/2010 5:08:05 PM
careful-note	$50.00	$50.00	4/21/2010 5:06:48 PM
fantastic-openness	$50.00	$50.00	4/21/2010 5:07:41 PM
delicious-social132	$40.00	$40.00	4/21/2010 5:05:43 PM
bonus-adventure3	$50.00	$50.00	4/21/2010 5:08:54 PM
Daneistes	$100.00	$53.31	4/21/2010 5:09:10 PM
wwwUniversal	$25.00	$25.00	4/21/2010 5:16:32 PM
safe-kindness5	$25.80	$25.80	4/22/2010 9:35:21 AM
selector568	$50.89	$50.89	4/23/2010 1:25:08 PM
surfsider123	$25.00	$25.00	4/27/2010 12:41:13 PM
julijask	$35.00	$35.00	4/27/2010 5:48:51 PM
2grindstones	$25.00	$25.00	4/28/2010 9:34:29 AM
emjaybee	$25.00	$25.00	4/28/2010 4:16:59 PM
ProjectVenture	$50.00	$50.00	4/28/2010 3:52:19 PM
kenji4861	$25.00	$25.00	4/21/2010 4:52:45 PM
swiftsoul	$25.00	$25.00	4/21/2010 4:55:35 PM
meenan	$25.00	$25.00	4/21/2010 5:06:37 PM
Ivan2007	$25.00	$25.00	4/21/2010 5:01:32 PM
tenacious-compassion9	$30.00	$30.00	4/21/2010 5:07:03 PM
tender-integrity3	$50.00	$50.00	4/21/2010 5:08:00 PM
nickel-ferret	$25.00	$25.00	4/21/2010 5:05:34 PM
Barak	$40.00	$40.00	4/21/2010 5:06:42 PM
springpanda	$25.00	$25.00	4/22/2010 1:10:45 PM
widowsmite	$250.00	$250.00	4/23/2010 7:47:43 PM
CollinsCrew	$25.00	$25.00	4/28/2010 2:16:06 PM
35 bids
Borrower Payment Dependent Notes Series 455520
This series of Notes was issued and sold upon the funding of the borrower loan #42274, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Apr-23-2010
				Auction end date:	Apr-30-2010

Starting lender yield:	13.03%	Starting borrower rate/APR:	14.03% / 16.19%	Starting monthly payment:	$136.77
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.01%	Final monthly payment:	$136.42

Auction yield range:	6.04% - 13.03%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1992	Debt/Income ratio:	12%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 2	Length of status:	12y 8m
Credit score:	760-779 (Apr-2010)	Total credit lines:	20	Occupation:	Principal
Now delinquent:	0	Revolving credit balance:	$1,096	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	investment-expert8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Medical Bills
Purpose of loan:
This loan will be used to pay off several bills.? I am recently divorced and jI am just getting my finances in order.? Taking care of these bills will make me feel better about taking care of my kids.

My financial situation:
I am a good candidate for this loan because I have been?with the same employer?for 13 years.? I have good credit and always pay my bills on time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Sven79	$50.00	$50.00	4/23/2010 4:13:32 PM
mmckune	$25.00	$25.00	4/23/2010 4:16:01 PM
JGB	$25.00	$25.00	4/23/2010 4:16:26 PM
KandKLegacyInvestments	$25.00	$25.00	4/23/2010 4:05:12 PM
GiantAardvark	$25.00	$25.00	4/23/2010 4:16:55 PM
rider350	$25.00	$25.00	4/23/2010 4:17:04 PM
uncleubb	$25.00	$25.00	4/23/2010 4:19:10 PM
AF-Chief	$27.00	$27.00	4/23/2010 4:10:34 PM
Avala	$50.00	$50.00	4/23/2010 4:15:36 PM
bonus-adventure3	$25.00	$25.00	4/23/2010 4:16:19 PM
ichibon	$75.00	$75.00	4/23/2010 4:28:58 PM
integrity-doctor	$100.00	$100.00	4/23/2010 4:16:36 PM
Comoparklender	$30.00	$30.00	4/23/2010 4:30:11 PM
thorough-exchange4	$25.00	$25.00	4/23/2010 4:17:23 PM
gelidfrank	$25.00	$25.00	4/23/2010 4:20:14 PM
LR_Biker	$25.00	$25.00	4/23/2010 4:51:08 PM
gethsemane4	$25.00	$25.00	4/23/2010 4:51:49 PM
euro-starter	$25.00	$25.00	4/23/2010 4:52:38 PM
cptproton	$25.00	$25.00	4/23/2010 4:55:21 PM
Binan	$25.00	$12.00	4/23/2010 4:55:25 PM
finance-prescription	$100.00	$100.00	4/23/2010 4:28:36 PM
rock931	$25.00	$25.00	4/23/2010 4:55:16 PM
adir1	$25.00	$25.00	4/24/2010 12:54:30 PM
steady-dime	$25.00	$25.00	4/26/2010 6:50:00 AM
totoro	$25.00	$25.00	4/26/2010 4:58:36 AM
LMM1	$25.00	$25.00	4/26/2010 4:28:50 PM
wwwUniversal	$25.00	$25.00	4/26/2010 8:58:26 PM
Kessler	$26.00	$26.00	4/27/2010 8:02:55 PM
MattProsper	$25.00	$25.00	4/27/2010 8:11:40 PM
stockpiler079	$25.00	$25.00	4/27/2010 6:08:04 PM
GeorgiaGator	$50.00	$50.00	4/27/2010 7:15:41 PM
authentic-peace7	$25.00	$25.00	4/28/2010 10:26:52 AM
MC7608	$30.00	$30.00	4/28/2010 6:43:28 PM
Richlaw	$200.00	$200.00	4/29/2010 12:51:46 PM
Leshan	$25.00	$25.00	4/29/2010 2:39:33 PM
BarTop	$25.00	$25.00	4/29/2010 2:41:07 PM
Digs	$25.00	$25.00	4/29/2010 1:56:27 PM
GoGators01	$25.00	$25.00	4/29/2010 2:06:36 PM
Long-term2040	$25.00	$25.00	4/29/2010 4:07:37 PM
Leopoldine	$25.00	$25.00	4/29/2010 6:50:18 PM
patriot384	$200.00	$200.00	4/29/2010 7:36:33 PM
Chesterite	$750.00	$750.00	4/29/2010 8:51:18 PM
orange-pound-party	$30.00	$30.00	4/30/2010 3:56:43 AM
dinero-speaker	$25.00	$25.00	4/23/2010 4:15:54 PM
unassassinable	$25.00	$25.00	4/23/2010 4:16:04 PM
loan-kung-fu	$25.00	$25.00	4/23/2010 4:16:49 PM
return-eclipse0	$25.00	$25.00	4/23/2010 4:17:01 PM
delicious-social132	$25.00	$25.00	4/23/2010 4:15:47 PM
orderly-leverage	$40.00	$40.00	4/23/2010 4:16:14 PM
interest-jedi0	$50.00	$50.00	4/23/2010 4:16:31 PM
balanced-bill7	$100.00	$100.00	4/23/2010 4:16:43 PM
hrubinst	$25.00	$25.00	4/23/2010 4:15:22 PM
torion	$25.00	$25.00	4/23/2010 4:15:26 PM
a-consummate-camaraderi	$50.00	$50.00	4/23/2010 4:16:10 PM
bchen78875	$25.00	$25.00	4/23/2010 4:31:09 PM
upbeat-principal	$25.00	$25.00	4/23/2010 4:30:04 PM
transparency-advocator	$25.00	$25.00	4/23/2010 4:30:32 PM
autonomous-basis	$25.00	$25.00	4/23/2010 4:50:57 PM
Rdodson11	$25.00	$25.00	4/23/2010 4:51:00 PM
kellyp255	$25.00	$25.00	4/23/2010 4:54:35 PM
sgt-schultz	$50.00	$50.00	4/23/2010 4:30:54 PM
Marathoner	$25.00	$25.00	4/23/2010 4:30:57 PM
gain-bridge	$25.00	$25.00	4/23/2010 4:52:36 PM
fairhelper	$25.00	$25.00	4/23/2010 4:54:33 PM
KDW08	$25.00	$25.00	4/23/2010 5:51:09 PM
mosby	$50.00	$50.00	4/23/2010 6:59:03 PM
Moneypenny6	$25.00	$25.00	4/24/2010 6:52:19 AM
Grimmreaper	$25.00	$25.00	4/24/2010 8:21:51 AM
SOP_Bank	$25.00	$25.00	4/25/2010 9:08:38 AM
Flash80	$100.00	$100.00	4/25/2010 12:00:48 PM
Pickmar	$25.00	$25.00	4/26/2010 10:05:28 AM
credit-panda1	$50.00	$50.00	4/26/2010 10:44:15 AM
buckyhead2000	$25.00	$25.00	4/26/2010 10:48:08 AM
aurorafinancial	$45.00	$45.00	4/26/2010 12:04:45 PM
thoughtful-justice8	$25.00	$25.00	4/27/2010 10:23:02 AM
qkinger	$50.00	$50.00	4/27/2010 10:24:13 AM
tedlo	$25.00	$25.00	4/28/2010 10:23:53 AM
natural-credit328	$25.00	$25.00	4/28/2010 5:54:18 PM
hillerod	$25.00	$25.00	4/29/2010 8:40:54 AM
Occhy	$50.00	$50.00	4/29/2010 12:29:07 PM
gilbrear	$25.00	$25.00	4/29/2010 3:58:51 PM
Techne_Funds_LLC	$25.00	$25.00	4/29/2010 4:18:53 PM
marwadi-62	$100.00	$100.00	4/29/2010 4:41:39 PM
skillful-asset5	$35.00	$35.00	4/29/2010 6:11:04 PM
DasMula	$25.00	$25.00	4/29/2010 7:51:48 PM
durability-halibut	$25.00	$25.00	4/29/2010 8:49:45 PM
blLending	$25.00	$25.00	4/29/2010 9:22:23 PM
trumpeter5	$25.00	$25.00	4/29/2010 10:23:33 PM
88 bids
Borrower Payment Dependent Notes Series 455449
This series of Notes was issued and sold upon the funding of the borrower loan #42083, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Apr-23-2010
				Auction end date:	Apr-29-2010

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 26.85%	Starting monthly payment:	$38.71
Final lender yield:	22.00%	Final borrower rate/APR:	23.00% / 26.85%	Final monthly payment:	$38.71

Auction yield range:	8.04% - 22.00%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	14.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	38%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 12	Length of status:	8y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	22	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$12,343	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	12
Screen name:	credit-gala	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate High Interest bills.
Hello, My husband and I have made?it a goal of ours to get rid of all of our debt by next?August (with the exception of one auto payment) While 1,000 dollar loan isn't going to neccessarily make a huge impact, it will help us in?our goal of achieving a bigger loan?in a few months with prosper. See,?right now the ideal loan is 7500, this amount would help out tremendously, and we already have an action plan for this. Ask, and we can share this with you. Unfortunately, right now since my credit is?at about 94 percent used,?my fico score is brought down by this, and as a result prosper lists me as HR when requesting such a high amount. Anyhow, the 1,000 dollars will be used directly to pay off two bills on my credit, in which will lower my credit usage enough to boost the score a bit higher. I'll have the prosper loan paid off in about three months, or sooner, where I can then request a bit larger one with the improved score, and again pay off a few more bills which will boost the score once more, and once again, I can pay that one off in a few months, and finally ask for the big loan, which will get rid of the rest of them, and take?me probably half of next year to pay off, in which I'll be out of the hole, and in a debt free territory with my husband. I can't wait for it, I bet the air really smells a lot better?once you don't have?that debt cloud over head.?

??????????????? Really, that?maxed credit limit line is the only thing sinking my score right now. I've never been late on a payment, the 12 you see listed where from an absolutely horrible credit "consolidation" service I once tried, that turned out to be more of a middle man?irresponsibly paying my bills late all the time. I never even?knew until some of them actually called me to ask what was going on. That is a long story, but if you want to know it, please feel free to ask, I'm an open book.?Once I lower my credit usage to practically zero by next fall, my score should soar somewhere?in the mid to high 700s, and I can't wait for that because then I plan on starting the next phase with all the new money freed from my?debt, and saving for a nice down payment on a house!?

??????? I appreciate all of you who will bid on this, and I thank you for personally helping me out with my goal. Thanks!

Monthly Net Income: $3552
Monthly Expenses: $2936

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Unitas4302	$50.00	$50.00	4/23/2010 7:10:30 PM
finance-prescription	$100.00	$100.00	4/24/2010 8:47:54 AM
Little_Tuna_College_Fund	$50.00	$50.00	4/25/2010 9:42:18 PM
duty-monger	$50.00	$50.00	4/27/2010 7:00:22 AM
rae4sunshine	$25.00	$25.00	4/28/2010 7:02:28 AM
reflective-rupee	$100.00	$60.00	4/27/2010 9:06:29 PM
market-pudding	$50.00	$50.00	4/28/2010 8:46:53 AM
wwwUniversal	$25.00	$25.00	4/28/2010 3:50:24 PM
srspank24	$100.00	$100.00	4/28/2010 3:47:30 PM
the-serene-transaction	$25.00	$25.00	4/28/2010 4:55:51 PM
tnjohnso	$25.00	$25.00	4/28/2010 5:26:15 PM
ttnk62918	$25.00	$25.00	4/28/2010 5:49:17 PM
Starfin-Capital-Management	$50.00	$50.00	4/28/2010 9:45:04 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/25/2010 9:42:02 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/25/2010 9:42:35 PM
Rogesparkguy	$25.00	$25.00	4/26/2010 12:22:47 PM
bluebouyz	$25.00	$25.00	4/27/2010 10:21:02 PM
icecoldcash	$25.00	$25.00	4/27/2010 9:41:22 PM
transaction-circuit	$25.00	$25.00	4/28/2010 8:48:25 AM
icecoldcash	$25.00	$25.00	4/27/2010 9:41:40 PM
loanman2007	$100.00	$100.00	4/28/2010 12:46:56 PM
Bob450	$40.00	$40.00	4/28/2010 9:34:55 PM
22 bids
Borrower Payment Dependent Notes Series 455627
This series of Notes was issued and sold upon the funding of the borrower loan #42271, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Apr-23-2010
				Auction end date:	Apr-29-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06
Final lender yield:	26.38%	Final borrower rate/APR:	27.38% / 29.72%	Final monthly payment:	$82.06

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	16%
Basic (1-10):	6	Inquiries last 6m:	5	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	0y 7m
Credit score:	700-719 (Apr-2010)	Total credit lines:	5	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,730	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	balance-utopia	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college
Purpose of loan:
This loan will be used to pay for living expenses while I attend college.

My financial situation:
I am a good candidate for this loan because I am responsible and trust-worthy.

Monthly net income: $
1100.00
Monthly expenses: $
??Housing: $ 300
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Where are your studying? What are you studying? When do you graduate? What degree will you receive? Thanks and best wishes. - reflective-rupee
A: I am currently taking pre-engineering courses at Cypress College. My accumulative GPA so far is 3.8. I hope to transfer next year to a top UC school and pursue a degree in bioengineering. I am planning to graduate in 2013, but until then I do still have a steady income. (Apr-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$200.00	$200.00	4/23/2010 4:20:09 PM
charming-point	$300.00	$300.00	4/23/2010 4:20:36 PM
finance-prescription	$50.00	$50.00	4/23/2010 4:25:49 PM
DasMula	$25.00	$25.00	4/24/2010 12:36:51 AM
icecoldcash	$25.00	$25.00	4/24/2010 10:15:53 AM
market-pudding	$25.00	$25.00	4/24/2010 8:59:43 PM
market-pudding	$25.00	$25.00	4/24/2010 8:27:01 PM
Your_Bank	$50.00	$50.00	4/25/2010 3:16:32 PM
Your_Bank	$50.00	$50.00	4/25/2010 3:16:51 PM
honorable-yield	$35.00	$35.00	4/26/2010 9:28:57 AM
transaction-circuit	$25.00	$25.00	4/26/2010 10:07:35 AM
invisible_hand	$50.00	$50.00	4/26/2010 12:09:21 PM
mercuriant	$25.00	$25.00	4/26/2010 4:30:37 PM
b2m80s	$25.00	$25.00	4/26/2010 5:33:20 PM
nilonc1	$100.00	$100.00	4/27/2010 7:03:50 PM
Serpent2801	$25.00	$25.00	4/27/2010 9:17:05 PM
nickel-position	$132.32	$132.32	4/28/2010 5:34:27 PM
vigilance-searcher	$25.00	$25.00	4/29/2010 8:16:05 AM
czar3	$30.28	$30.28	4/23/2010 4:51:22 PM
careful-compassion	$25.00	$25.00	4/23/2010 6:24:44 PM
order-bee1	$100.00	$100.00	4/23/2010 11:17:36 PM
icecoldcash	$50.00	$50.00	4/24/2010 10:15:22 AM
icecoldcash	$25.00	$25.00	4/24/2010 10:15:36 AM
heerzaquestion	$25.00	$21.40	4/25/2010 7:38:35 AM
Your_Bank	$50.00	$50.00	4/25/2010 3:17:14 PM
Your_Bank	$50.00	$50.00	4/25/2010 3:16:15 PM
golden-cat	$25.00	$25.00	4/26/2010 12:03:08 PM
FinDoc	$25.00	$25.00	4/26/2010 12:05:40 PM
well-mannered-income3	$50.00	$50.00	4/26/2010 3:35:53 PM
SolarMoonshine	$25.00	$25.00	4/26/2010 5:47:54 PM
Nickds	$50.00	$50.00	4/28/2010 4:54:58 PM
nbhz60a	$25.00	$25.00	4/28/2010 5:05:02 PM
loan-fate	$50.00	$50.00	4/28/2010 5:27:48 PM
Bob450	$30.00	$30.00	4/28/2010 9:39:29 PM
reflective-rupee	$50.00	$50.00	4/29/2010 8:46:34 AM
reflective-rupee	$50.00	$50.00	4/29/2010 8:46:50 AM
wwwUniversal	$25.00	$25.00	4/28/2010 7:35:05 PM
ChrisKwan	$25.00	$25.00	4/29/2010 9:36:37 AM
OSERENKUKU	$26.00	$26.00	4/29/2010 10:05:01 AM
39 bids
Borrower Payment Dependent Notes Series 455695
This series of Notes was issued and sold upon the funding of the borrower loan #42080, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Apr-27-2010
				Auction end date:	Apr-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 35.42%	Final monthly payment:	$88.22

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	26.88%
Lender servicing fee:	1.00%	Estimated return:	5.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	0y 11m
Credit score:	620-639 (Apr-2010)	Total credit lines:	22	Occupation:	Sales - Commission
Now delinquent:	5	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$3,913	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	16
Screen name:	steeley	Borrower's state:	Alabama	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	60 ( 100% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	560-579 (Jan-2008) 520-539 (May-2007)
Principal balance:	$730.07	31+ days late:	0 ( 0% )
Total payments billed:	60
Description
This Will Be My Third Prosper Loan
I just paid off a Prosper loan that I had for almost 3 yrs . I never had a late payment. Also, I have another Prosper loan with over 2 yrs worth of on time payments. Never a late payment on that as well.

THIS WILL ALLOW ME TO CONSOLIDATE AND PAY OFF ALL NEGATIVE DEBT!

MY CREDIT SCORE HAS GONE UP OVER 100 POINTS SINCE I FIRST STARTED WITH PROSPER!

Purpose of loan:
I am trying to consolidate some cc and personal loans so that I can have one low payment Most of this debt was accumalated while on unemployment. Even during the year of unemployment I never missed a payment on Prosper. Paid on time each month. I can easily make the payments. I am still working to get out of the whole i dug for myself in college.

Monthly net income: $ 2500

onthly expenses: $
??Housing: $ 0
??Insurance: $ 115
??Utilities: $ 0
??Phone, cable, internet: $?100
Entertainment and food: $?300
??Clothing, household expenses $?0
??Credit cards and other loans: $ 100
??Other expenses: $?250
? Prosper $87
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain your current and past delinquencies. Thanks and best wishes. - reflective-rupee
A: Thanks for responding. Much of my debt was being young and dumb. When I graduated college, the economy went down greatly. I was on unemployment for over a year. During this time, I accrued some debt. Even during the unemployment my credit score went up over 100 points. Not to mention, I never once was late on a Prosper payment. I paid one loan off early. I will use $664.70 of this loan to pay of my existing loan that I have had for 2 and a half years never with a late payment. I (Apr-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jhouman	$25.00	$25.00	4/27/2010 10:32:12 AM
atomantic	$50.00	$50.00	4/28/2010 11:44:43 PM
rubylender	$25.00	$25.00	4/29/2010 8:30:57 AM
alexgalt	$25.00	$25.00	4/28/2010 11:05:46 PM
twjh	$25.00	$25.00	4/29/2010 2:33:51 PM
dinero-broker	$50.00	$50.00	4/29/2010 3:48:45 PM
mrreynol	$25.00	$25.00	4/29/2010 10:04:47 AM
Aberdeen	$400.00	$400.00	4/29/2010 2:30:51 PM
CoolPlexer	$35.08	$35.08	4/29/2010 3:23:09 PM
autonomous-power	$65.00	$65.00	4/29/2010 7:12:50 PM
SNH	$50.00	$50.00	4/27/2010 10:34:56 AM
HT3	$25.00	$25.00	4/27/2010 3:50:57 PM
TheSweetLender	$30.00	$30.00	4/28/2010 2:05:14 PM
SolarMoonshine	$25.00	$25.00	4/28/2010 5:22:04 PM
soulblest	$50.00	$50.00	4/29/2010 7:41:07 AM
reflective-rupee	$100.00	$87.81	4/29/2010 2:45:21 PM
Aberdeen	$400.00	$400.00	4/29/2010 2:33:39 PM
Aberdeen	$400.00	$400.00	4/29/2010 2:32:09 PM
deepinvegas	$100.00	$100.00	4/29/2010 8:18:31 PM
kevlar	$25.00	$25.00	4/29/2010 9:19:51 PM
proton346	$32.11	$32.11	4/30/2010 1:28:02 AM
chameleon125	$50.00	$50.00	4/29/2010 11:11:53 PM
22 bids
Borrower Payment Dependent Notes Series 456007
This series of Notes was issued and sold upon the funding of the borrower loan #42138, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,650.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-27-2010
				Auction end date:	Apr-29-2010

Starting lender yield:	33.23%	Starting borrower rate/APR:	34.23% / 36.70%	Starting monthly payment:	$73.92
Final lender yield:	33.23%	Final borrower rate/APR:	34.23% / 36.70%	Final monthly payment:	$73.92

Auction yield range:	17.04% - 33.23%	Estimated loss impact:	19.96%
Lender servicing fee:	1.00%	Estimated return:	13.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	0y 0m
Credit score:	640-659 (Apr-2010)	Total credit lines:	15	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$2,790
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kindness-summoner0	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for summer school!
Purpose of loan:
????This loan will be used to cover my living costs and tuition costs for my summer school.? I have to take my internship this summer in order to attain my degree from Appalachian State?in August, and the particular internship I have found will be located 3 hours away from campus, so I will have to acquire a new place of residence for the months that my internship will take place (Mid-May through Mid-August).

My ?financial situation:??
????Currently, I am admittedly unemployed, as I had to leave my previous job in preparation for my move.? Prior to this, however, I was a student manager at Appalachian Food Services, which is effectively a mid-level management position, for three years.? I have enough cash in the bank to cover my first month of living in WV for my internship, but after that I will be unable to continue to do so without some assistance, hence the need for this loan.? However, once I relocate to the site of my internship (Mid-May,) I will be acquiring a part-time job of 25 hours a week minimum as a telemarketer at Echostar, Inc. in Bluewell, WV?during the course of this internship (which will be 12-15 hours a week,) and after this internship is over I will begin a full-time job, either at the site of my internship (Pocahontas State Correctional Center)?or another similar venue as the demand for those with a degree in the areas I have studied (social work/criminal justice)?are high in the southern WV/northwestern VA?area prisons and assisted living centers, but there are not many people to fill these positions.??
????Though I will have steady income coming to me fairly soon after I have started my internship, it will take a?few weeks for this money to actually hit my hands, and as such this loan would be great to get me started.??I am very punctual with my other credit line payments and my bill/rent payments, and I?will be just the same with this loan's payment.
????As of right now I am ineligible for summer financial aid this session.? As such, I need this loan badly so that I can get this final course over with and attain my degree, and consqeuently have a bit of a head-start on?heading out into life on my own, as they say.

Monthly net income: $ (previous job, ASU Food Services) $900 (next job, Echostar Inc.) ~$1000-$1100 in hand, depending on my availability to work.

Monthly expenses: $?(currently) $650 (beginning May 15 and beyond) ~$450-$550
??Housing: $ 250
??Insurance: $ 40
??Car expenses: $ 40
??Utilities: $?0 (paid for by someone else)
??Phone, cable, internet: $ 0 (paid for by someone else)
??Food, entertainment: $ 0 (provided)
??Clothing, household expenses $0-$50
??Credit cards and other loans: $ $80
??Other expenses: $ 0-$50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Chesterite	$500.00	$500.00	4/27/2010 8:36:22 PM
Bill88	$25.00	$25.00	4/28/2010 1:22:01 PM
Your_Bank	$150.00	$150.00	4/28/2010 1:47:57 PM
aztocas	$50.00	$50.00	4/28/2010 9:42:54 PM
aquistoyraul	$25.00	$25.00	4/28/2010 10:54:28 PM
SolarMoonshine	$25.00	$25.00	4/29/2010 5:36:00 PM
honorable-yield	$25.00	$25.00	4/29/2010 5:41:49 PM
Your_Bank	$50.00	$50.00	4/29/2010 5:51:22 PM
Your_Bank	$100.00	$100.00	4/29/2010 7:06:10 PM
periko	$50.00	$50.00	4/29/2010 7:31:34 PM
reflective-rupee	$200.00	$200.00	4/27/2010 9:11:47 PM
dinero-broker	$50.00	$50.00	4/27/2010 9:49:15 PM
brondero	$25.00	$25.00	4/28/2010 3:51:30 PM
zeeexsixare	$25.00	$25.00	4/28/2010 7:10:16 PM
LAKETIME	$25.00	$19.34	4/29/2010 3:48:51 PM
respectful-credit3	$100.00	$100.00	4/29/2010 4:13:56 PM
TheSweetLender	$30.66	$30.66	4/29/2010 3:33:01 PM
Your_Bank	$200.00	$200.00	4/29/2010 7:40:35 PM
18 bids
Borrower Payment Dependent Notes Series 456011
This series of Notes was issued and sold upon the funding of the borrower loan #42129, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Apr-27-2010
				Auction end date:	Apr-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	12y 0m
Credit score:	660-679 (Apr-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	4	Revolving credit balance:	$355	Stated income:	$25,000-$49,999
Amount delinquent:	$19,302	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	sbuijck	Borrower's state:	Michigan	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	660-679 (Mar-2010) 660-679 (Jan-2010) 660-679 (Dec-2009) 660-679 (Mar-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Debt consolidation
I am trying to consolidate Credit cards and a small loan that I have. I would like to get a lower monthly payment even though I know through the term of the loan I will actually pay more. My Ex-wife has and still is damaging my credit since the house we bought when we were married still has my name on it and she acnnot make a payment on time. I have tried to get my name off the loan but cannot. I have since purchased a house at a very high interest rate because of this. So i would like to try and reduce my monthly bills to accomodate for this. I am always on time with my Credit cards and house payment and auto loan and would just like the oppurtunity to have a little more IN-Pocket money. I did have to walk away from my house and have a foreclosure on my credit and other medical bills but i can promise as my past 3 year history shows i will pay this loan on-time and every month without fail. even with all i have gone through i have never failed to pay this loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	4/27/2010 10:00:17 AM
jhouman	$25.00	$25.00	4/27/2010 10:32:16 AM
reasonable-power	$25.00	$25.00	4/27/2010 3:54:26 PM
aztocas	$50.00	$50.00	4/27/2010 8:08:50 PM
reflective-rupee	$100.00	$100.00	4/27/2010 9:26:28 PM
reflective-rupee	$100.00	$100.00	4/27/2010 9:26:46 PM
victor111	$25.00	$25.00	4/28/2010 5:01:29 AM
atomantic	$25.00	$25.00	4/28/2010 11:46:38 PM
alexgalt	$25.00	$25.00	4/28/2010 11:32:54 PM
SNH	$50.00	$50.00	4/29/2010 12:38:05 PM
Aberdeen	$400.00	$400.00	4/29/2010 4:12:52 PM
tigercat	$50.00	$50.00	4/29/2010 4:00:51 PM
PrincessGrace33	$50.00	$50.00	4/29/2010 4:36:11 PM
aquistoyraul	$195.00	$195.00	4/29/2010 5:01:07 PM
selector568	$50.00	$50.00	4/29/2010 4:56:26 PM
EEasyMoney	$25.00	$25.00	4/27/2010 10:33:03 PM
chameleon125	$75.00	$75.00	4/27/2010 10:28:44 PM
sweety075	$25.00	$25.00	4/28/2010 4:38:41 PM
aquistoyraul	$25.00	$25.00	4/28/2010 4:28:01 PM
SolarMoonshine	$25.00	$25.00	4/28/2010 5:24:47 PM
blitzen40	$25.00	$25.00	4/29/2010 2:29:42 PM
respectful-credit3	$100.00	$100.00	4/29/2010 4:01:32 PM
aquistoyraul	$25.00	$5.00	4/29/2010 5:02:08 PM
23 bids
Borrower Payment Dependent Notes Series 456119
This series of Notes was issued and sold upon the funding of the borrower loan #42280, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Apr-27-2010
				Auction end date:	Apr-28-2010

Starting lender yield:	22.69%	Starting borrower rate/APR:	23.69% / 27.56%	Starting monthly payment:	$39.07
Final lender yield:	21.50%	Final borrower rate/APR:	22.50% / 26.34%	Final monthly payment:	$38.45

Auction yield range:	8.04% - 22.69%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	12%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	3y 1m
Credit score:	700-719 (Apr-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	4	Revolving credit balance:	$8,036	Stated income:	$75,000-$99,999
Amount delinquent:	$3,610	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Majianlord	Borrower's state:	Colorado	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff Old Accounts
Purpose of loan:
Finally Pay of Divorce Debit
My financial situation:
I am a good candidate for this loan because I have a stable job, good gamily and fall back plans already in place.I have not had a missed payment/late payment in over 7 years and have stayed well under my ability to pay of things.I just received a raise and feel it?s now time to get a small loan to pay off the last of the collection accounts I have.It lists me as HR due to my collection accounts that are all over 7 years old.My Credit score has gone from 600 -714 over the last 4 years and by paying off this old debit I can finally get it over 750.? I am going after smaller ammounts as it seems more likly to fill.? it will allow me to pay some of the bad debit i still have and show the prosper community i am working tward a clean credit file.

Monthly net income: $ 5500 After tax?s/Medical Insurance

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 0
??Car expenses: $?0
??Utilities: $ 250
??Phone, cable, internet: $ 320
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 75
??Other expenses: $Child Support = 1000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

caseattle	$25.00	$25.00	4/27/2010 5:20:18 PM
YoungTaxMan	$50.00	$50.00	4/27/2010 5:05:45 PM
frogperson	$150.00	$150.00	4/27/2010 9:13:57 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/27/2010 10:21:26 PM
wwwUniversal	$25.00	$25.00	4/27/2010 5:34:38 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/27/2010 10:22:05 PM
stockpiler079	$25.00	$25.00	4/27/2010 6:38:29 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/27/2010 10:22:37 PM
money-fort	$25.00	$9.23	4/28/2010 8:02:42 PM
USMP	$100.00	$100.00	4/27/2010 5:14:59 PM
income-fortress	$25.00	$25.00	4/27/2010 5:07:17 PM
robot777	$40.00	$40.00	4/27/2010 5:26:27 PM
tntmojave	$25.00	$25.00	4/27/2010 5:26:33 PM
Little_Tuna_College_Fund	$50.00	$50.00	4/27/2010 10:21:45 PM
bluebouyz	$25.00	$25.00	4/27/2010 10:23:49 PM
duty-monger	$50.00	$50.00	4/28/2010 8:27:17 AM
buffalobills	$25.00	$25.00	4/28/2010 7:56:31 AM
safe-kindness5	$25.77	$25.77	4/28/2010 11:17:44 AM
interstellar	$50.00	$50.00	4/28/2010 11:17:55 AM
dollardave	$100.00	$100.00	4/28/2010 2:52:58 PM
SolarMoonshine	$25.00	$25.00	4/28/2010 5:11:59 PM
Easystreet	$25.00	$25.00	4/28/2010 5:55:31 PM
22 bids
Borrower Payment Dependent Notes Series 456425
This series of Notes was issued and sold upon the funding of the borrower loan #42277, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Apr-29-2010
				Auction end date:	Apr-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$158.33

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1993	Debt/Income ratio:	18%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	27y 4m
Credit score:	720-739 (Apr-2010)	Total credit lines:	38	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$9,518	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	dann	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	59 ( 94% )	720-739 (Latest)
Principal borrowed:	$4,700.00	< 31 days late:	4 ( 6% )	580-599 (Jan-2008) 620-639 (Dec-2006)
Principal balance:	$492.37	31+ days late:	0 ( 0% )
Total payments billed:	63
Description
UNPLANNED TRIP TO SEE FUTURE WIFE
Purpose of loan:
Unplanned trip to see future wife.???Last trip December/January 2010.?

My financial situation:
I am a great candidate for this loan because?I am paying not only on time for a house; I am paying on the principle which allows me flexibility to put it on the market 01 June at currrent market value.??I have far less than the average American in revolving credit at $10K TOTAL
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

julian_rojas72	$3,500.00	$3,500.00	4/29/2010 6:25:00 PM
1 bids